UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020 (May 15, 2020)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 8.01 OTHER EVENTS.

Due to the outbreak of coronavirus disease 2019 (COVID-19), Aerkomm Inc. ("the "Company") is filing this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”), which is originally due on May 15, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 4, 2020 (Release No. 34-88318) pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, regarding exemptions granted to certain public companies, as such order was amended by the SEC on March 25, 2020 (Release 34-88465) (together, the “Orders”).

On March 19, 2020, the Governor of California, Gavin Newsom, instituted a state-wide “shelter in place” order which is still in effect. As a result of this order, the Company’s day-to-day administrative operations, which are based at its executive offices in Fremont, California, have been disrupted and this has resulted in the Company’s inability to internally finalize the preparation of its financial statements for the period ended March 31, 2020.

In light of the ongoing hardships caused by the onset and continuation of the coronavirus and its impact on our business, and in accordance with the Orders, we hereby state the following:

●	The delay in the filing of our Quarterly Report is due to the California “shelter in place” order and related staffing difficulties by the Company as a result of the COVID-19 pandemic, materially impairing the Company’s ability to timely prepare, review and file its Quarterly Report by May 15, 2020.
●	The Company currently expects to file the Quarterly Report on or before the 45th day after the original due date for the Quarterly Report.

Risk Factor

The coronavirus pandemic may result in a contraction in the global airline industry, the bulk of which likely would be borne by carriers in the Asia-Pacific region. As a development stage IFEC service provider with an emphasis on Asia Pacific, the outbreak of the coronavirus may have a material adverse effect on our business, results of operation, financial condition and stock price.

On January 30, 2020, the World Health Organization declared the COVID-19, or the coronavirus, outbreak in China a public health emergency of international concern. In recent weeks, the coronavirus cases are surging outside China, particularly in South Korea, Japan, Iran and Italy. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of travel and gathering restrictions and other quarantine measures. Businesses in China, the epicenter of the pandemic, largely suspended operations for most of the time from January through February 2020. The coronavirus outbreak is currently having an indeterminable adverse impact on the global economy.

The coronavirus has a particular adverse impact on the airline industry. The outbreak in China and throughout the world since December 2019 has led to a precipitous decrease in the number of daily departures and arrivals for domestic and international flights. On February 20, 2020, the International Air Transport Association (IATA) announced that its initial assessment of the impact of the coronavirus shows a potential full-year loss of 13%, or $27.8 billion in revenue for carriers in the Asia-Pacific region in 2020, and in its April 29, 2020 press release, the IATA announced that global passenger traffic results for March 2020 showed that demand (measured in total revenue passenger kilometers or RPKs) dropped 52.9% compared to March 2019, with a 59.9% drop in the Asia Pacific region, reflecting the impact of government actions to slow the spread of COVID-19 . Furthermore, according to the April 29 IATA press release, March traffic dropped among Asia-Pacific airlines by 65.5% compared to the year-ago period, which was more than double the 30.7% decline in February. Capacity fell 51.4% and load factor collapsed 23.4 percentage points to 57.1%. As a development stage IFEC service provider with a focus on Asia Pacific, we are vulnerable to any contraction in the airline industry across the region, and we believe our business may be adversely affected by the coronavirus epidemic. Our operations in Asia Pacific are conducted through our subsidiaries in the region, including Aircom HK, Aircom Japan, Aircom Taiwan and Aircom Seychelles. Currently, the primary role of these subsidiaries is business development with respect to airlines and local content providers and advertising partners. The coronavirus epidemic has slowed down the operations of our Asia-Pacific subsidiaries. In addition, we plan to locate our first ground station in Taiwan, the implementation of which could be delayed by the coronavirus epidemic.

Furthermore, fears of the economic impacts of the coronavirus have sparked the deepest weekly slides in publicly traded securities since the 2008 financial crisis. The volatility of stock prices and an across-the-market selloffs may depress our stock price, and moreover, adversely affect our ability to obtain equity or debt financings from the financial markets.

Given the uncertainty of the outbreak, the spread of the coronavirus may be prolonged and worsened. If this outbreak persists, commercial activities throughout the world could be curtailed with decreased consumer spending, business operation disruptions, interrupted supply chain, difficulties in travel, and reduced workforces. The duration and intensity of disruptions resulting from the epidemic is uncertain. It is unclear as to when the outbreak will be contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which the coronavirus impacts our operations and financial results will depend on its future developments. If the coronavirus outbreak is not effectively controlled in a short period of time, our business operation, financial condition and stock price may be materially and adversely affected as a result of a slowdown in economic growth, a contraction in the airline sector, depressed customer demand, operation disruptions or other factors that we cannot foresee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	AERKOMM INC.

/s/ Louis Giordimaina
Name: Louis Giordimaina
Title: Chief Executive Officer